UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):  February 28, 2007

ENSCO International Incorporated

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-8097

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0232579 (I.R.S. Employer Identification No.)

500 North Akard Street

Suite 4300

Dallas, Texas 75201-3331

(Address of Principal Executive Offices, Including Zip Code)

214-397-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01 Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 28, 2007, the independent Directors of ENSCO International Incorporated (the "Company") unanimously approved and directed the Company to enter into a Retirement Agreement (the "Retirement Agreement") with Carl F. Thorne, who relinquished his position as Chief Executive Officer effective as of December 31, 2006.  The Retirement Agreement generally provides that Mr. Thorne will serve as an employee of the Company, the non-executive Chairman of the Board of the Company, and a member of the Board of Directors of the Company until the Company's 2007 Annual Meeting of Stockholders currently scheduled for May 22, 2007 (the "Employment Retirement Date").  The Retirement Agreement also provides that Mr. Thorne will retire as an employee of the Company and retire from the Company's Board of Directors effective as of the Employment Retirement Date.

(e)

The Retirement Agreement provides that, until Mr. Thorne's retirement as an employee and Director of the Company on the Employment Retirement Date, Mr. Thorne will receive a monthly salary of $70,200.  In addition, Mr. Thorne will receive a bonus of $901,311 for the year ending December 31, 2006 in accordance with the terms of the ENSCO Cash Incentive Plan.  Immediately prior to the Employment Retirement Date, subject to certain specified conditions, Mr. Thorne will receive a grant under the ENSCO International Incorporated 2005 Long-Term Incentive Plan (the "2005 Plan") of 92,000 shares of restricted stock (the "Restricted Stock").  The Retirement Agreement generally provides that the Restricted Stock will be granted upon such terms as shall be determined by the Nominating, Governance and Compensation Committee of the Board of Directors of the Company in consultation with the independent Directors of the Company and that one-third of the Restricted Stock will vest upon each of the first three anniversaries of the Employment Retirement Date or, if earlier, upon Mr. Thorne's death or Permanent and Total Disability (as defined in the 2005 Plan) and shall otherwise be granted upon terms generally consistent with other Company grants of Restricted Stock.

The Retirement Agreement also provides that the Nominating, Governance and Compensation Committee of the Board of Directors of the Company has exercised its discretion pursuant to the provisions of the Company's 1998 Incentive Plan (the "1998 Plan") to take such action as is necessary to vest all unvested stock options and restricted stock previously granted to Mr. Thorne under the 1998 Plan so that Mr. Thorne will receive the same entitlements upon retirement as would be available under the terms of the 2005 Plan, thereby fully vesting all unvested stock options and restricted stock of Mr. Thorne and generally enabling Mr. Thorne to exercise all outstanding options issued to him under the 1998 Plan through the remaining term thereof.

The Retirement Agreement further provides that Mr. Thorne will serve as an independent consultant to the Company for the twelve (12) month period following the Employment Retirement Date, for which he will be paid a monthly retainer fee of $70,200.  Additionally, from the date Mr. Thorne vacates an office in the Company’s headquarters until May 31, 2008, the Company will pay him an allowance of $10,000 per month for the purposes of obtaining and staffing any required office.

The Retirement Agreement also includes a release by Mr. Thorne of employment related claims and non-competition and non-interference provisions in favor of the Company applicable for the three year period following the Employment Retirement Date.

As a result of the foregoing actions taken by the independent Directors, the Company estimates that, based upon the current price of the Company’s common stock, it will recognize additional general and administrative expenses of approximately $4 million and $7 million in the first and second quarters of 2007, respectively.  These amounts have not previously been included in any guidance provided by the Company for expected general and administrative expenses during said periods.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the terms of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit

Number

Description

Exhibit 10.1

Retirement Agreement dated February 28, 2007 between the Company and Carl F. Thorne

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date:  February 28, 2007

 /s/ Cary A. Moomjian, Jr.

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit

Number

Description

Exhibit 10.1

Retirement Agreement dated February 28, 2007 between ENSCO International Incorporated and Carl F. Thorne